UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2007

DOW JONES & COMPANY, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-7564	13-5034940
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

200 LIBERTY STREET, NEW YORK, NEW YORK	10281
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 416-2000

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 10, 2007, Dow Jones & Company, Inc. (the “Company”) notified the New York Stock Exchange (the “NYSE”) that the Company had inadvertently omitted to disclose in its 2007 Proxy Statement that the Company’s Principles of Corporate Governance are available on the Company’s website, as required by the commentary to Section 303A.09 of the NYSE Listed Company Manual.

The Company then received a letter from the NYSE advising the Company that such disclosure is required by corporate governance listing standard 303A.09 of the NYSE Listed Company Manual and that the Company could cure the inadvertent omission by filing a Current Report on Form 8-K containing the required disclosure.

The Company posts on its website (www.dowjones.com) its Principles of Corporate Governance as required by the commentary to Section 303A.09 of the NYSE Listed Company Manual.  Copies of the Company’s Principles of Corporate Governance are also available in print to any shareholder who submits a written request to the Company Secretary.

The Company does not believe that the inadvertent omission of such disclosure from its 2007 Proxy Statement is material.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Dated:	May 16, 2007	By:	/s/ Robert Perrine
Robert Perrine
Chief Accounting Officer and Controller